Exhibit 99

NEWS RELEASE

Northern Trust Corporation
50 South LaSalle Street
Chicago, Illinois 60675
Contact: Bev Fleming, Investor Relations
(312) 444-7811 or
Sue Rageas, Public Relations
(312) 444-4279	http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS 2004 THIRD QUARTER EARNINGS PER SHARE OF $.52, UP 2% FROM THE PRIOR YEAR.

(Chicago, October 20, 2004) Northern Trust Corporation today reported net income per common share of $.52 for the third quarter, an increase of 2% from $.51 per share earned a year ago. Net income increased 1% to $114.7 million from $113.8 million earned in the third quarter of last year. These results were reduced by the previously announced after-tax charge of $10.6 million, or $.05 earnings per share, for a proposed litigation settlement. This performance resulted in a return on average common equity of 14.40%.

William A. Osborn, Chairman and Chief Executive Officer, commented, “This quarter’s performance benefited from an increase in trust fees, higher net interest income, and continued strength in the quality of our loan portfolio, offset by lower foreign exchange trading results. We are pleased to report record trust assets under administration of $2.4 trillion, up 25%, and record assets under management of $535 billion, up 23%. The all-time high in asset levels reflects success in winning new clients and improved market conditions compared to a year ago.”

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THIRD QUARTER PERFORMANCE HIGHLIGHTS

Revenues of $560.0 million were up 4% from $538.8 million in last year’s third quarter. The revenue improvement reflects trust fees of $327.5 million in the quarter, up 8% from third quarter last year, and net interest income of $152.6 million, up 4% from last year. Trust fees represented 58% of total third quarter revenues and total fee-related income represented 73% of total revenues.

Trust fees from Corporate & Institutional Services (C&IS) were up 9% in the quarter to $165.1 million, reflecting new business and improved equity markets. Custody fees increased 18% to $68.5 million for the quarter, driven by strong growth in global custody revenues. Fees from asset management grew 5% to $57.1 million. Securities lending fees increased 1% to $25.5 million, reflecting higher lending volumes, partially offset by lower spreads earned on the investment of collateral. C&IS assets under administration totaled $2.20 trillion at September 30, 2004 compared with $1.74 trillion at September 30, 2003. C&IS assets under management totaled $428.9 billion compared with $336.7 billion at September 30, 2003. Assets under administration include $867.8 billion of global custody assets, an increase of 31% compared with $660.7 billion one year ago.

Trust fees from Personal Financial Services (PFS) increased 6% in the quarter and totaled $162.4 million. The increase in PFS trust fees resulted primarily from new business and improved equity markets. Revenue growth was broad-based, with all regions and our Wealth Management Group reporting year-over-year increases in trust fees. Personal trust assets under administration totaled $205.4 billion at September 30, 2004 compared with $180.8 billion at September 30, 2003. Of the total assets under administration, $105.7 billion is managed by Northern Trust compared with $99.0 billion at September 30, 2003.

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THIRD QUARTER PERFORMANCE HIGHLIGHTS (continued)

Foreign exchange trading profits were $26.5 million in the quarter compared with $28.9 million in the third quarter of last year, reflecting reduced volatility in the major currencies. Treasury management fees in the quarter were $22.4 million compared with $24.1 million in the same quarter last year. Revenues from security commissions and trading income were $11.4 million compared with $13.7 million recorded in the prior year quarter. Other operating income was $19.6 million for the third quarter compared with $20.7 million in the same period last year.

Net interest income for the quarter stated on a fully taxable equivalent basis totaled $152.6 million, up 4% from the prior year quarter. The improvement resulted primarily from a $1.4 billion increase in average earning assets, funded in large part by a 17% increase in net noninterest-related funds. The net interest margin decreased slightly to 1.66% from 1.67% in the prior year quarter. The change was due primarily to a decline in the average yield of the residential mortgage loan portfolio attributable to the prior year refinancing activity and the growth in lower margin short-term money market assets, offset in part by the higher level of noninterest-related funding. Total average earning assets of $36.5 billion were 4% higher than a year ago with the increase concentrated in money market assets. Average loans were virtually unchanged from a year ago at $17.5 billion.

The reserve for credit losses at September 30, 2004 was $150.1 million compared with $151.4 million at the previous quarter-end. There was no provision for credit losses and net charge-offs were $1.3 million in the current quarter. Nonperforming loans totaled $64.2 million at September 30, 2004, down from $67.1 million at June 30, 2004 and $99.8 million at September 30, 2003. The provision for the prior year third quarter was $5.0 million and net charge-offs totaled $5.0 million. The reserve for credit losses of $150.1 million included $9.7 million allocated to loan commitments and other off-balance sheet credit exposures. The remaining $140.4 million reserve assigned to loans and leases at September 30, 2004 represented a reserve to loan ratio of .79% compared with .92% a year ago. Nonperforming loans of $64.2 million at quarter-end represented .36% of total loans and were covered 2.2 times by the reserve assigned to loans and leases.

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THIRD QUARTER PERFORMANCE HIGHLIGHTS (continued)

Noninterest expenses totaled $377.8 million for the quarter, up 9% from $347.4 million in the year-ago quarter. The current quarter includes a pre-tax charge of $17.0 million related to a proposed litigation settlement, including estimated associated costs.

Compensation and employee benefit expenses totaled $195.2 million. This compares with $190.8 million last year. Current period compensation expense reflects annual salary increases offset in part by lower incentive compensation. Employee benefit expenses increased as a result of higher pension and health care costs. These increases were offset by a reduction in the accrual for the performance-based portion of the Employee Stock Ownership Plan. Compensation and employee benefit expense increases were partially offset by lower staffing levels. Staff on a full-time equivalent basis at September 30, 2004 totaled 7,980 compared with 8,094 a year ago.

Other expense categories totaled $182.6 million, up 17% from $156.6 million last year. The total increase in other expenses reflects the $17.0 million proposed litigation settlement. The prior year’s third quarter included $6.2 million in charges associated with reduced office space needs and replacement of software. The majority of the remaining increase resulted from higher subcustodian and sub-advisor fees related to higher volumes and new business, and increased business promotion and advertising efforts.

The provision for income taxes was $53.9 million for the third quarter compared with $58.5 million in the year ago quarter. The lower tax provision in 2004 primarily reflects lower pre-tax earnings, as well as changes in where income was earned, which reduced overall state income tax requirements.

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BALANCE SHEET

Balance sheet assets averaged $40.4 billion for the quarter, up 3% from last year’s third quarter average of $39.3 billion. Money market assets averaged $11.5 billion, up 31% while the securities portfolio averaged $7.5 billion, down 15% from last year. Loans and leases averaged $17.5 billion for the quarter, virtually unchanged from the prior year.

Residential mortgages averaged $8.0 billion in the quarter, up 3% from the prior year’s third quarter and represented 46% of the total average loan portfolio. Commercial and industrial loans averaged $3.2 billion, down 14% from $3.8 billion last year, while personal loans increased 7% to average $2.6 billion compared with last year’s third quarter.

Common stockholders’ equity averaged a record $3.2 billion, up 8% from last year’s third quarter. The increase primarily reflects the retention of earnings offset in part by the repurchase of common stock pursuant to the Corporation’s share buyback program. During the quarter, the Corporation acquired 891,251 shares at a cost of $36.6 million. An additional 7.5 million shares are authorized for purchase after September 30, 2004 under the previously announced share buyback program.

NINE-MONTH PERFORMANCE HIGHLIGHTS

Net income per common share of $1.67 was 36% higher than the $1.23 reported in 2003. Net income was $373.0 million compared with $275.1 million earned last year and resulted in a return on average common equity of 16.00% and a return on average assets of 1.24%.

As a result of the 2003 second quarter sale of the assets of Northern Trust Retirement Consulting, L.L.C. (NTRC), its operating results for all periods presented have been shown as discontinued operations in Northern Trust’s consolidated statement of income. The net income from discontinued operations in the current year totaled $.3 million compared with a $17.7 million net loss in the prior year, which included the $20.2 million pre-tax loss on the sale and NTRC’s net loss from operations.

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NINE-MONTH PERFORMANCE HIGHLIGHTS (continued)

Revenues of $1.72 billion were up 8% from $1.60 billion last year. Trust fees were $991.6 million for the period, up 13% compared with last year. Trust fees represented 58% of total revenues and total fee-related income represented 74% of total revenues.

Trust fees from Corporate & Institutional Services (C&IS) increased 17% to $507.6 million. Custody fees increased 23% to $202.8 million for the period, reflecting strong growth in global custody revenues, while fees from asset management grew 11% to $171.6 million. Securities lending fees totaled $89.7 million compared with $75.4 million last year reflecting higher volumes, partially offset by lower spreads earned on the investment of collateral.

Trust fees from Personal Financial Services (PFS) in the period increased 9% and totaled $484.0 million compared with last year. The increase in PFS trust fees resulted primarily from new business and improved equity markets. Revenue growth was broad-based, with all regions and our Wealth Management Group reporting a year-over-year increase in trust fees.

Foreign exchange trading profits were $115.4 million in the period compared with $82.4 million last year. Treasury management fees were $68.1 million, down 6% from the comparable period last year. Revenues from security commissions and trading income were $38.8 million compared with $41.5 million in the prior year. Other operating income was $58.5 million for the period compared with $73.3 million in the same period last year. The prior year included a $17.8 million gain from the sale of a retail branch.

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NINE-MONTH PERFORMANCE HIGHLIGHTS (continued)

Net interest income for the nine months stated on a fully taxable equivalent basis, totaled $450.8 million, virtually unchanged from the $451.0 million reported in the prior year period. The net interest margin decreased to 1.66% from 1.76% in the prior year due in large part to a decline in the yield on the residential mortgage loan portfolio due to the impact of refinancing activity and the growth in lower margin short-term money market assets. Total average earning assets of $36.2 billion were 6% higher than a year ago with the increase concentrated in money market assets, which were up 26% and averaged $10.8 billion for the period. Average securities decreased 1% to $8.0 billion while average loans were down 1% to $17.4 billion.

The 2004 provision for credit losses was a negative $5.0 million compared with $17.5 million required in 2003. Continued strength in credit quality led to the negative provision for the current year. Net charge-offs totaled $2.1 million and represented .02% of average loans compared with $13.3 million or .10% of average loans in 2003.

Noninterest expenses totaled $1.13 billion for the period, up 2% from a year ago. The prior year included the charges for severance, office space and software write-downs, which totaled $54.7 million.

Compensation and employee benefit expenses represented 54% of total operating expenses and totaled $608.7 million. This compared with $595.0 million last year that included $19.5 million in severance-related costs. The current period expenses reflect annual salary increases, higher incentive compensation and increased retirement and health care costs.

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NINE-MONTH PERFORMANCE HIGHLIGHTS (continued)

Other expense categories totaled $523.8 million for the period, up 2% from 2003. The prior year included the costs associated with reduced office space ($18.9 million), the standardization, replacement and elimination of software ($12.9 million) and outplacement benefits ($3.4 million). The current period reflects the third quarter charge related to the proposed litigation settlement, in addition to higher insurance premiums, growth driven increases in fees for global custody and asset management sub-advisor services, and higher costs associated with operating risks related to servicing and managing financial assets. These increases were partially offset by lower expenses from strategic initiatives implemented in 2003 to reduce operating costs.

FORWARD-LOOKING STATEMENTS

This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust’s financial goals, dividend policy, expansion and business development plans, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices, credit quality including reserve levels, planned capital expenditures and technology spending, and the effects of any extraordinary events and various other matters (including developments in litigation and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust’s business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “strategy,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2003 Annual Report to Shareholders, including the

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FORWARD-LOOKING STATEMENTS (continued)

section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission contain additional information about factors that could affect actual results, including certain economic, geopolitical, interest rate, market and credit risks, competitive conditions, changes in U.S. and worldwide securities markets, changes in foreign exchange rates, Northern Trust’s success in executing various parts of its business plans, the impact of the divestiture or discontinuance of portions of Northern Trust’s business, operating and technology risks (including material systems interruptions, human errors or omissions, fraud, and breaches of internal controls), risks associated with regulatory and tax law changes, and risks and uncertainties inherent in the regulatory and litigation processes. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

WEBCAST OF THIRD QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s third quarter earnings conference call will be webcast live on October 20, 2004. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer’s comments. The live call will be conducted at 11:00 a.m. CDT and is accessible on Northern Trust’s web site at:

http://www.northerntrust.com/aboutus/news/financial_releases.html

The only authorized rebroadcasts of the live call will be available on Northern Trust’s web site from 1:00 p.m. CDT on October 20, 2004 through 6:00 p.m. CDT on October 27, 2004. Participants will need Windows Mediatm software, which can be downloaded free through Northern’s web site. This earnings release can also be accessed at the above web address.

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NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS
	THIRD QUARTER
($ In Millions Except Per Share Data)	2004	2003	% Change (*)
Noninterest Income
Trust Fees	$327.5	$304.0	8%
Foreign Exchange Trading Profits	26.5	28.9	(8)
Treasury Management Fees	22.4	24.1	(7)
Security Commissions & Trading Income	11.4	13.7	(17)
Other Operating Income	19.6	20.7	(5)
Investment Security Transactions	—	—	—

Total Noninterest Income	407.4	391.4	4

Interest Income (Taxable Equivalent)	292.9	267.6	9
Interest Expense	140.3	120.2	17

Net Interest Income (Taxable Equivalent)	152.6	147.4	4

Total Revenue (Taxable Equivalent)	560.0	538.8	4

Noninterest Expenses
Compensation	161.7	157.9	2
Employee Benefits	33.5	32.9	2
Occupancy Expense	30.5	29.3	4
Equipment Expense	21.4	21.5	(1)
Other Operating Expenses	130.7	105.8	23

Total Noninterest Expenses	377.8	347.4	9

Provision for Credit Losses	—	5.0	(100)
Taxable Equivalent Adjustment	13.6	13.1	4

Income from Continuing Operations before Income Taxes	168.6	173.3	(3)
Provision for Income Taxes	53.9	58.5	(8)

Income from Continuing Operations	114.7	114.8	N/M

Income (Loss) from Discontinued Operations of NTRC	0.1	(1.7)	—
Loss on Disposal of NTRC	—	—	—
Income Tax Benefit (Expense)	(0.1)	0.7	—

Net Income (Loss) from Discontinued Operations	—	(1.0)	—

NET INCOME	$114.7	$113.8	1%

Per Common Share
Income from Continuing Operations
Basic	$0.52	$0.52	—%
Diluted	0.52	0.51	2
Net Income
Basic	$0.52	$0.52	—%
Diluted	0.52	0.51	2

Return on Average Common Equity	14.40%	15.40%
Average Common Equity	$3,168.7	$2,933.0	8%
Return on Average Assets	1.13%	1.15%

Common Dividend Declared per Share	$0.19	$0.17	12%

Average Common Shares Outstanding (000s)
Basic	219,234	220,263
Diluted	222,477	224,653
Common Shares Outstanding (EOP)	219,209	220,354

(*)	Percentage change calculations are based on actual balances rather than the rounded amounts presented in Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS	NINE MONTHS
($ In Millions Except Per Share Data)	2004	2003	% Change (*)
Noninterest Income
Trust Fees	$991.6	$878.5	13%
Foreign Exchange Trading Profits	115.4	82.4	40
Treasury Management Fees	68.1	72.4	(6)
Security Commissions & Trading Income	38.8	41.5	(7)
Other Operating Income	58.5	73.3	(20)
Investment Security Transactions	0.1	—	—

Total Noninterest Income	1,272.5	1,148.1	11

Interest Income (Taxable Equivalent)	831.3	838.3	(1)
Interest Expense	380.5	387.3	(2)

Net Interest Income (Taxable Equivalent)	450.8	451.0	N/M

Total Revenue (Taxable Equivalent)	1,723.3	1,599.1	8

Noninterest Expenses
Compensation	493.9	493.6	N/M
Employee Benefits	114.8	101.4	13
Occupancy Expense	92.2	102.5	(10)
Equipment Expense	61.9	66.6	(7)
Other Operating Expenses	369.7	345.3	7

Total Noninterest Expenses	1,132.5	1,109.4	2

Provision for Credit Losses	(5.0)	17.5	(129)
Taxable Equivalent Adjustment	40.3	39.0	3

Income from Continuing Operations before Income Taxes	555.5	433.2	28
Provision for Income Taxes	182.8	140.4	30

Income from Continuing Operations	372.7	292.8	27

Income (Loss) from Discontinued Operations of NTRC	0.6	(8.8)	—
Loss on Disposal of NTRC	—	(20.2)	—
Income Tax Benefit (Expense)	(0.3)	11.3	—

Net Income (Loss) from Discontinued Operations	0.3	(17.7)	—

NET INCOME	$373.0	$275.1	36%

Per Common Share
Income from Continuing Operations
Basic	$1.70	$1.33	28%
Diluted	1.67	1.31	27
Net Income
Basic	$1.70	$1.25	36%
Diluted	1.67	1.23	36

Return on Average Common Equity	16.00%	12.64%
Average Common Equity	$3,114.7	$2,902.9	7%
Return on Average Assets	1.24%	0.96%

Common Dividends Declared per Share	$0.57	$0.51	12%
Preferred Dividends (millions)	—	0.7	(100)

Average Common Shares Outstanding (000s)
Basic	219,720	220,311
Diluted	223,399	223,982
Common Shares Outstanding (EOP)	219,209	220,354

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)	SEPTEMBER 30
	2004	2003	% Change (*)
Assets
Money Market Assets	$11,896.1	$9,186.7	29%
Securities
U.S. Government	57.0	103.9	(45)
Federal Agency and Other	5,743.3	8,114.0	(29)
Municipal	940.0	880.4	7
Trading Account	2.2	4.1	(47)

Total Securities	6,742.5	9,102.4	(26)
Loans and Leases	17,699.4	17,918.1	(1)

Total Earning Assets	36,338.0	36,207.2	N/M
Reserve for Credit Losses Assigned to Loans	(140.4)	(164.9)	(15)
Cash and Due from Banks	2,278.2	1,425.4	60
Trust Security Settlement Receivables	234.9	318.3	(26)
Buildings and Equipment, net	469.8	503.9	(7)
Other Nonearning Assets	1,929.5	2,454.3	(21)

Total Assets	$41,110.0	$40,744.2	1%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$8,833.7	$9,156.5	(4)%
Other Time	366.5	283.9	29
Foreign Office Time	13,385.7	10,498.7	27

Total Interest-Bearing Deposits	22,585.9	19,939.1	13
Borrowed Funds	6,129.1	8,575.1	(29)
Senior Notes and Long-Term Debt	1,490.1	1,582.9	(6)

Total Interest-Related Funds	30,205.1	30,097.1	N/M
Demand & Other Noninterest-Bearing Deposits	6,031.9	5,714.9	6
Other Liabilities	1,647.5	1,931.9	(15)

Total Liabilities	37,884.5	37,743.9	N/M
Common Equity	3,225.5	3,000.3	8
Preferred Equity	—	—	—

Total Liabilities and Stockholders’ Equity	$41,110.0	$40,744.2	1%

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ IN MILLIONS)	THIRD QUARTER
	2004	2003	% Change (*)
Assets
Money Market Assets	$11,545.3	$8,820.3	31%
Securities
U.S. Government	52.9	104.0	(49)
Federal Agency and Other	6,479.6	7,822.2	(17)
Municipal	933.9	872.8	7
Trading Account	4.6	5.6	(18)

Total Securities	7,471.0	8,804.6	(15)
Loans and Leases	17,474.7	17,452.8	N/M

Total Earning Assets	36,491.0	35,077.7	4
Reserve for Credit Losses Assigned to Loans	(142.6)	(165.1)	(14)
Nonearning Assets	4,019.7	4,405.1	(9)

Total Assets	$40,368.1	$39,317.7	3%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$8,858.7	$8,508.7	4%
Other Time	347.4	300.5	16
Foreign Office Time	11,979.8	10,551.2	14

Total Interest-Bearing Deposits	21,185.9	19,360.4	9
Borrowed Funds	7,656.1	8,870.0	(14)
Senior Notes and Long-Term Debt	1,490.2	1,583.0	(6)

Total Interest-Related Funds	30,332.2	29,813.4	2
Demand & Other Noninterest-Bearing Deposits	5,287.5	4,986.6	6
Other Liabilities	1,579.7	1,584.7	N/M

Total Liabilities	37,199.4	36,384.7	2
Common Equity	3,168.7	2,933.0	8
Preferred Equity	—	—	—

Total Liabilities and Stockholders’ Equity	$40,368.1	$39,317.7	3%

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	2004 Quarters			2003 Quarters
($ In Millions Except Per Share Data)	Third	Second	First	Fourth	Third
Net Income Summary
Trust Fees	$327.5	$336.2	$327.9	$310.6	$304.0
Other Noninterest Income	79.9	102.4	98.6	83.5	87.4
Net Interest Income (Taxable Equivalent)	152.6	146.5	151.7	149.6	147.4

Total Revenue (Taxable Equivalent)	560.0	585.1	578.2	543.7	538.8
Provision for Credit Losses	—	—	(5.0)	(15.0)	5.0
Noninterest Expenses	377.8	377.2	377.5	347.4	347.4

Pretax Income (Taxable Equivalent)	182.2	207.9	205.7	211.3	186.4
Taxable Equivalent Adjustment	13.6	13.5	13.2	13.4	13.1
Provision for Income Taxes	53.9	63.6	65.3	67.4	58.5

Income from Continuing Operations	114.7	130.8	127.2	130.5	114.8
Discontinued Operations of NTRC	—	—	0.3	(0.8)	(1.0)

Net Income	$114.7	$130.8	$127.5	$129.7	$113.8

Per Common Share
Net Income - Basic	$0.52	$0.60	$0.58	$0.59	$0.52
- Diluted	0.52	0.59	0.57	0.58	0.51
Dividend Declared	0.19	0.19	0.19	0.19	0.17
Book Value (EOP)	14.71	14.46	14.15	13.88	13.62
Market Value (EOP)	40.80	42.28	46.59	46.28	42.35

Ratios
Return on Average Common Equity	14.40%	16.91%	16.74%	17.15%	15.40%
Return on Average Assets	1.13	1.28	1.30	1.25	1.15
Net Interest Margin	1.66	1.60	1.73	1.63	1.67
Productivity Ratio - Continuing Operations	148%	155%	153%	157%	155%
Risk-based Capital Ratios
Tier 1	11.3%	11.1%	11.2%	11.1%	10.8%
Total (Tier 1 + Tier 2)	13.8	13.9	14.1	14.0	13.8
Leverage	8.1	7.9	8.0	7.6	7.8

Trust Assets ($ in Billions) - EOP
Corporate	$2,198.3	$2,091.7	$2,083.6	$1,960.1	$1,736.2
Personal	205.4	205.5	204.8	195.0	180.8

Total Trust Assets	$2,403.7	$2,297.2	$2,288.4	$2,155.1	$1,917.0

Memo: Managed Assets	$534.6	$527.4	$520.8	$478.6	$435.7

Asset Quality ($ in Millions) - EOP
Nonaccrual Loans	$64.2	$67.1	$71.6	$80.0	$99.8
Other Real Estate Owned (OREO)	0.5	0.8	0.5	0.3	0.4

Total Nonperforming Assets	$64.7	$67.9	$72.1	$80.3	$100.2

Nonperforming Assets / Loans & OREO	0.37%	0.39%	0.42%	0.45%	0.56%
Gross Charge-offs	$1.5	$0.6	$4.1	$5.0	$5.9
Less: Gross Recoveries	0.2	0.5	3.4	4.5	0.9

Net Charge-offs	$1.3	$0.1	$0.7	$0.5	$5.0

Net Charge-offs (Annualized) to Average Loans	0.03%	0.00%	0.02%	0.01%	0.11%
Reserve for Credit Losses Assigned to Loans	$140.4	$141.9	$143.4	$149.2	$164.9
Reserve to Nonaccrual Loans	219%	211%	200%	186%	165%
Reserve for Other Credit-Related Exposures	$9.7	$9.5	$8.1	$8.0	$7.8